Exhibit 10.2
TIME WARNER ENTERTAINMENT COMPANY, L.P.
One Time Warner Center
North Tower
New York, New York 10019
August 5, 2008
Mr. Robert D. Marcus
Senior Executive Vice President &
Chief Financial Officer
Time Warner Cable Inc.
One Time Warner Center
17th Floor, North Tower
New York, NY 10019
     RE:      Clarification of Employment Agreement
Dear Rob:
          This letter serves to confirm our mutual understanding about how your August 15, 2005 employment agreement will affect your equity awards in connection with the planned separation (the “Separation”) of Time Warner Cable Inc. (“TWC”) from Time Warner Inc. (“Time Warner”). If you agree with this description, please sign and return a copy of this letter to TWC. These clarifications will be a part of your employment agreement effective on August 5, 2008.
     1. Under your employment agreement, the Separation will not have an impact on the vesting or term of your TWC equity awards, nor will the Separation result in any special treatment of your awards under the TWC LTIP. Accordingly, the Separation will not accelerate the vesting of any of your TWC equity awards, nor will the term of those awards be shortened on account of the Separation.
     2. Upon a termination without cause, unless you are then eligible for retirement, all of your vested TWC and Time Warner stock options, and not just those that vest as a result of such termination, will remain exercisable for three years after you cease to be treated as an employee of the Company (but not beyond the original term of the options). This same treatment applies if you terminate your employment in connection with a “Material Breach” by the Company of your employment agreement.
     3. The reference in section 7.5 of your employment agreement to the phrase “left the payroll” will be understood as “ceased to be treated as an employee.”

Sincerely,
/s/ Marc Lawrence-Apfelbaum
Marc Lawrence-Apfelbaum,
Executive Vice President, General Counsel & Secretary

Agreed and Accepted:
ROBERT MARCUS
/s/ Robert D. Marcus
Date: August 5, 2008